UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2003

HOSPITALITY PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-11527 (Commission file number)	04-3262075 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts    02458

617-964-8389

Item 5. Other Events.

A.      Information regarding agreement to change management of Candlewood Suites® hotels.

        On October 27, 2003, we entered into a series of agreements which provide for:

•	termination of our existing lease with a subsidiary of Candlewood Hotel Company, Inc. (Candlewood) for 64 Candlewood Suites® hotels (and the termination of Candlewood's limited guarantee of the lease obligations),

•	the acquisition of 12 Candlewood Suites® hotels by us from Candlewood for an aggregate of $90 million, and

•	management of the 76 Candlewood Suites® hotels by an affiliate of InterContinental Hotels Group PLC (InterContinental) and the provision of a limited guarantee of the management agreement obligations by InterContinental.

Also on October 27, 2003, InterContinental entered into an agreement with Candlewood to purchase the Candlewood Suites® brand name and related assets. We expect the transactions to close about year end 2003 or within the first quarter of 2004. The obligations of the parties to close the transactions contemplated by the agreements are subject to closing conditions, including but not limited to approval by Candlewood stockholders of the transactions and the substantially concurrent closing of the transactions contemplated by each of the other agreements. Certain stockholders of Candlewood, who we believe have authority to cast a sufficient number of votes to approve the transactions, have entered into a voting agreement with us and InterContinental in which they have agreed to vote in favor of the transactions subject to certain conditions.

        If the transactions close, we will own an aggregate of 76 Candlewood Suites® hotels. These hotels will be leased to a taxable REIT subsidiary of ours, and managed by an affiliate of InterContinental pursuant to a management agreement. The management agreement contains customary terms for the operation of the hotels and provides for an initial term of 25 years with two 15 year renewal options exercisable by InterContinental and priority returns to us aggregating $60 million per year (the first $50 million of which is guaranteed by InterContinental subject to certain limitations).

        The 64 Candlewood Suites® hotels we currently own contain 7,775 suites. The 12 Candlewood Suites® hotels to be purchased by us from Candlewood contain an additional 1,445 suites. These 76 hotels are located throughout the USA in 29 states, and they average five years of age. The rent which Candlewood currently pays us for the 64 hotels is approximately $52 million/year. As stated above, our priority returns for these 76 hotels under the management agreement with InterContinental will aggregate $60 million/year. In connection with Candlewood’s release from its lease and guaranty obligations, we expect to retain a security deposit and a capital improvements escrow totaling approximately $45 million. In order to pay for capital costs at the 76 hotels and to convert various operating systems to InterContinental systems, we expect to invest $15 million in the hotels during the two years following closing of these transactions.

B.     Supplementary federal income tax considerations.

        The following summary of federal income tax considerations supplements and updates the more detailed descriptions of these matters appearing under the caption “Federal Income Tax Considerations” of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002 (our “2002 Annual Report”), and supersedes the description of these matters appearing under the caption “Supplementary federal income tax considerations” in our Current Report on Form 8-K dated October 10, 2003.  Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussion in the portion of our 2002 Annual Report captioned “Federal Income Tax Considerations”, as supplemented by the discussion in this Form 8-K, is accurate in all material respects and fairly summarizes the federal income tax issues discussed in those sections, and the opinions of counsel referred to in such portion of our 2002 Annual Report, as supplemented by the discussion in this Form 8-K, represent Sullivan & Worcester LLP’s opinions on those subjects.  Specifically, subject to qualifications and assumptions contained in its opinions, in our 2002 Annual Report and in this Form 8-K, Sullivan & Worcester LLP has given opinions to the effect that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “IRC”), for our 1995 through 2002 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the IRC.

        As discussed in our 2002 Annual Report, we are permitted to own any or all of the securities of a “taxable REIT subsidiary,” as defined in Section 856(l) of the IRC, subject to certain limitations. We currently own properties that we purchased to be leased to our taxable REIT subsidiaries or which are being leased to our taxable REIT subsidiaries as a result of modifications to a prior tenancy and management structure which were agreed to among us, the former tenant and the manager. Such properties include 26 hotels branded as Marriott®, Residence Inn by Marriott®, Courtyard by Marriott®, TownePlace Suites by Marriott® or SpringHill Suites by Marriott®, which are managed by a subsidiary of Marriott International, Inc., and 16 Staybridge Suites® hotels, which are managed by a subsidiary of InterContinental. We intend to lease the 12 Candlewood Suites® hotels which we have agreed to acquire from Candlewood, as described in Part A of this Item 5 above, to a taxable REIT subsidiary, and may from time to time in the future lease additional hotels which we acquire in this manner. Our 2002 Annual Report describes federal income tax issues relating to our leases of hotels to taxable REIT subsidiaries and the management of those properties by third parties.

        In connection with lease defaults, we have in the past terminated occupancy of certain of our hotels by certain of our tenants and immediately leased these hotels to our taxable REIT subsidiaries and entered into new third party management agreements for these hotels. We may in the future employ similar arrangements in connection with lease or occupancy terminations.

        In transactions involving our taxable REIT subsidiaries, our intent is that the rents paid to us by the taxable REIT subsidiary qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report. In order for this to be the case, the manager engaged by the applicable taxable REIT subsidiary must be an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the IRC, which requires that it or its affiliates are actively engaged in the business of operating “qualified lodging facilities,” within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us and to the taxable REIT subsidiary.

        Although there is no clear precedent to distinguish for federal income tax purposes among leases, management contracts, partnerships, financings, and other contractual arrangements, we believe that the leases and management agreements to which our taxable REIT subsidiaries are a party will be respected for purposes of the IRC.  Also, in one particular case involving a manager whose hotel management activities for parties unrelated to us was not as extensive as those of our other managers, we received an opinion of counsel that the particular manager should qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the IRC, and that, although the matter is not free from doubt, it is reasonable for us to rely on such opinion for purposes of the relief provisions under the REIT gross income tests summarized in our 2002 Annual Report. Accordingly, although there can be no assurance in this regard, we expect that the rental income we receive from our taxable REIT subsidiaries will qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report.  We will also take steps to qualify for the 75% and 95% gross income tests under the relief provision described in our 2002 Annual Report, including for example attaching an applicable schedule of gross income to our federal income tax returns as required by Section 856(c)(6)(A) of the IRC.  Thus, even if the IRS or a court ultimately determines that one or more of our managers failed to operate enough “qualified lodging facilities” for others and thus failed to qualify as an eligible independent contractor, and that this failure thereby implicated our compliance with the REIT gross income tests summarized in our 2002 Annual Report, we expect we would qualify for the gross income tests’ relief provision and thereby preserve our qualification as a REIT. If this relief provision were to apply to us, we would then be subject to a penalty tax at a 100% rate on the greater of the amount by which we failed the 75% or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year.

        Restrictions are imposed on a taxable REIT subsidiary to ensure that it will be subject to an appropriate level of federal income taxation.  For example, if a taxable REIT subsidiary pays interest, rent, or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment.  There can be no assurance that arrangements involving our taxable REIT subsidiaries will not result in the imposition of one or more of these restrictions or excise taxes, but we do not believe that we are or will be subject to these impositions.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR. THESE FORWARD LOOKING STATEMENTS MAY NOT OCCUR BECAUSE OF KNOWN CONTINGENCIES OR BECAUSE OF CHANGED CIRCUMSTANCES. FOR EXAMPLE:

•	THE AGREEMENTS BY CANDLEWOOD TO SELL 12 HOTELS TO US, TO TERMINATE ITS LEASE WITH US AND TO SELL THE CANDLEWOOD SUITES® BRAND TO INTERCONTINENTAL REQUIRES THE APPROVAL OF CANDLEWOOD STOCKHOLDERS. CANDLEWOOD STOCKHOLDERS WHO WE BELIEVE OWN A MAJORITY OF CANDLEWOOD SHARES HAVE AGREED TO VOTE FOR THESE TRANSACTIONS. HOWEVER, WE HAVE BEEN ADVISED THAT CANDLEWOOD MAY REFUSE TO COMPLETE ITS AGREEMENTS IN CERTAIN CIRCUMSTANCES, PARTICULARLY IF CANDLEWOOD RECEIVES A THIRD PARTY OFFER FOR A TRANSACTION WHICH WILL RESULT IN GREATER BENEFITS TO CANDLEWOOD.

•	CANDLEWOOD WAS FOCUSED ON BUILDING ONLY THE CANDLEWOOD SUITES® BRAND. INTERCONTINENTAL OWNS SEVERAL HOTELS BRANDS OTHER THAN THE CANDLEWOOD SUITES® BRAND. FOR THIS REASON OR OTHERS, THE OPERATING RESULTS AT THE HOTELS OWNED BY US MAY NOT IMPROVE AFTER INTERCONTINENTAL BEGINS TO MANAGE THESE HOTELS.

•	THE FOREGOING FORM 8-K STATES THAT INTERCONTINENTAL WILL GUARANTEE AN OWNER’S PRIORITY PAYMENT TO US OF $50 MILLION/YEAR. THESE STATEMENTS IMPLY THAT AT LEAST THE GUARANTEED AMOUNT WILL BE PAID. HOWEVER, INTERCONTINENTAL’S GUARANTY OBLIGATION IS LIMITED WHEREBY ITS MAXIMUM OBLIGATION IN EXCESS OF CASH FLOW REALIZED FROM THE MANAGED HOTELS IS LIMITED. ALSO, THE INTERCONTINENTAL GUARANTY WILL BE RELEASED WHEN CASH FLOW FROM THE MANAGED HOTELS EXCEEDS NEGOTIATED THRESHOLDS EVEN IF THIS CASH FLOW SUBSEQUENTLY DECLINES. MOREOVER, ALTHOUGH INTERCONTINENTAL’S PAYMENT OBLIGATIONS ARE CURRENTLY INVESTMENT GRADE RATED, ITS CREDIT QUALITY CHARACTERISTICS MAY DETERIORATE AND IT MAY BE UNABLE TO HONOR ITS GUARANTY OBLIGATION.

•	THE FOREGOING FORM 8-K STATES THAT WE EXPECT TO INVEST $15 MILLION DURING THE NEXT TWO YEARS TO FUND CAPITAL EXPENDITURES AT THE 76 CANDLEWOOD SUITES® HOTELS. THIS AMOUNT MAY BE INADEQUATE TO PAY RE-BRANDING COSTS AND CAPITAL REQUIREMENTS APPROPRIATE TO MAINTAIN THE COMPETITIVE POSITION OF THESE HOTELS. THE PROPOSED MANAGEMENT AGREEMENT BETWEEN US AND INTERCONTINENTAL REQUIRES US TO PROVIDE ADDITIONAL CAPITAL FUNDING IN RETURN FOR AN INCREASE IN THE GUARANTEED AMOUNT OF THE OWNER’S PRIORITY. THERE CAN BE NO ASSURANCE THAT WE WILL HAVE FUNDS AVAILABLE TO MEET THESE OBLIGATIONS.

•	AS A RESULT OF THE TERRORIST ATTACK ON SEPTEMBER 11, 2001, AND BECAUSE OF THE GENERAL DECLINE IN BUSINESS TRAVEL DURING THE PAST THREE YEARS, CERTAIN HOTELS OWNED BY US, INCLUDING THE 64 CANDLEWOOD SUITES® HOTELS NOW OWNED BY US, HAVE NOT GENERATED SUFFICIENT CASH FLOW TO PAY RENT. IF ANOTHER

TERRORIST ATTACK OCCURS WITHIN THE USA OR IF ECONOMIC ACTIVITY AND BUSINESS TRAVEL DO NOT INCREASE, IT MAY BE THAT INTERCONTINENTAL WILL BE UNABLE TO PAY THE OWNER’S PRIORITY DUE US. SUCH FACTORS ARE GENERALLY BEYOND OUR AND INTERCONTINENTAL’S CONTROL.

•	OUR CONTINUED QUALIFICATION AS A REIT DEPENDS ON MANY FACTORS, WHICH IF THE TRANSACTIONS CLOSE WILL INCLUDE (BUT NOT BE LIMITED TO) OUR ARRANGEMENTS WITH INTERCONTINENTAL FOR THE OPERATION OF THE 76 CANDLEWOOD SUITES® HOTELS. OUR INTERPRETATION OF OUR COMPLIANCE WITH THESE QUALIFICATION TESTS IS SUBJECT TO ALTERNATIVE INTERPRETATION BY THE INTERNAL REVENUE SERVICE.

THERE ARE LIKELY OTHER REASONS WHY FORWARD LOOKING STATEMENTS IN THIS FORM 8-K MAY NOT OCCUR. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 7. Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters. (Filed Herewith)
10.1
Termination Agreement dated October 27, 2003 among HPT CW Properties Trust, John G. Murray, Trustee of HPT CW MA Realty Trust, HH HPTCW II Properties LLC, Hospitality Properties Trust, Candlewood Hotel Company, Inc. and Candlewood Leasing No. 1, Inc.
(Filed Herewith)
10.2	Management Agreement dated as of October 27, 2003, by and between HPT TRS IHG-1, Inc. and InterContinental Hotels Group Resources, Inc. (Filed Herewith)
10.3	Guaranty Agreement dated as of October 27, 2003 by InterContinental Hotels Group Plc for the benefit of HPT TRS IHG-1, Inc. and Hospitality Properties Trust (Filed Herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOSPITALITY PROPERTIES TRUST (Registrant) By: /s/ Mark L. Kleifges Mark L. Kleifges Treasurer

Dated: November 5, 2003